As filed with the Securities and Exchange
Commission on July 14, 1999.      Registration No. 333-_________


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549



                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933



                            SHOE CARNIVAL, INC.
          (Exact name of registrant as specified in its charter)

               INDIANA                           35-1736614
    (State or other jurisdiction              (I.R.S. Employer
  of incorporation or organization)          Identification No.)

8233 BAUMGART ROAD, EVANSVILLE, INDIANA             47711
(Address of Principal Executive Offices)         (Zip Code)

                            SHOE CARNIVAL, INC.
                    OUTSIDE DIRECTORS STOCK OPTION PLAN
                         (Full title of the plan)

                              MARK L. LEMOND
                            8233 BAUMGART ROAD
                        EVANSVILLE, INDIANA  47711
                  (Name and address of agent for service)

                              (812)  867-6471
       (Telephone number, including area code, of agent for service)

                                COPIES TO:
                            JAMES A. ASCHLEMAN
                              BAKER & DANIELS
                   300 NORTH MERIDIAN STREET, SUITE 2700
                        INDIANAPOLIS, INDIANA 46204
                              (317) 237-0300

                      CALCULATION OF REGISTRATION FEE

Title of       AMOUNT          PROPOSED       PROPOSED       AMOUNT OF
Securities     TO BE           MAXIMUM        MAXIMUM        REGISTRATION
to be          REGISTERED      OFFERING       AGGREGATE      FEE
registered     (1)             PRICE PER      OFFERING
                               SHARE (2)      PRICE (2)

Common Stock,  25,000 shares   $16.6875 (3)   $417,188 (3)   $115.98 (3)
$0.01
par value

(1)    Pursuant to Rule 416 under the Securities Act of 1933 (the
"Securities Act"), this Registration Statement, also registers such additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2) It is impracticable to state the maximum offering price. Shares offered pursuant to non-qualified stock options granted under the Outside Directors Stock Option Plan are to be offered at not less than the fair market value of one share of Common Stock on the date such stock options are granted.

(3) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low prices of the Common Stock as reported by NASDAQ on July 8, 1999, which was $16.6875 per share.

                                  PART I

             INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     The Section 10(a) prospectuses for the Shoe Carnival, Inc. Outside Directors Stock Option Plan is not required to be filed with the Securities and Exchange Commission as part of this Registration Statement.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company's Annual Report on Form 10-K for the year ended January 31, 1999 and the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description, are incorporated herein by reference. All other reports filed pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year for which audited financial statements are contained in the annual report described above are incorporated herein by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission. The Company will promptly provide without charge to each person to whom a prospectus is delivered, a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information), upon the written or oral request of such person directed to the Secretary of the Company at its principal offices, 8233 Baumgart Road, Evansville, Indiana 47711, (812) 867-6471.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Reference is made to Article VI of the Company's Restated Articles of Incorporation, as amended to date, and Article V of the Registrant's By-Laws, as amended to date, which provide that the Registrant shall indemnify and advance expenses to its currently acting and its former directors, officers, employees or agents to the fullest extent permitted by applicable law, as amended from time to time.

     The Indiana Business Corporation Law provides in regard to indemnification of directors and officers as follows:

     23-1-37-8. BASIS. (a) A corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

          (1)  The individual's conduct was in good faith; and

          (2)  The individual reasonably believed:

               (A) In the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and

               (B) In all other cases, that the individual's conduct was at least not opposed to its best interests; and

          (3) In the case of any criminal proceeding, the individual either:

               (A) Had reasonable cause to believe the individual's conduct was lawful; or

               (B) Had no reasonable cause to believe the individuals conduct was unlawful.

     (b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

     (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     23-1-37-9. AUTHORIZED. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

     23-1-37-13. OFFICERS, EMPLOYEES OR AGENTS. Unless a corporation's articles of incorporation provide otherwise:

          (1) An officer of the corporation, whether or not a director, is entitled to mandatory indemnification under section 9 of this chapter, and is entitled to apply for court-ordered indemnification under section 11 of this chapter, in each case to the same extent as a director;

          (2) The corporation may indemnify and advance expenses under this chapter to an officer, employee, or agent of the corporation, whether or not a director, to the same extent as to a director; and

          (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent, whether or not a director, to the extent consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, contract.

     23-1-37-15. REMEDY NOT EXCLUSIVE OF OTHER RIGHTS. (a) The indemnification and advance for expenses provided for or authorized by this chapter does not exclude any other rights to indemnification and advance for expenses that a person may have under:

          (1)  A corporation's articles of incorporation or bylaws;

          (2) A resolution of the board of directors or of the shareholders; or

          (3) Any other authorization, whenever adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.

     (b) If the articles of incorporation, bylaws, resolutions of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses limit indemnification or advance for expenses, indemnification and advance for expenses are valued only to the extent consistent with the articles, bylaws, resolutions of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses.

     (c) This chapter does not limit a corporation's power to pay or reimburse expenses incurred by a director, officer, employee, or agent in connection with the person's appearance as a witness in a proceeding at a time when the person has not been made a named defendant or respondent to the proceeding.

     In addition, the Company has a directors' and officers' liability and company reimbursement policy that insures against certain liabilities, including liabilities under the Securities Act, subject to applicable retentions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 6th day of July, 1999.

                                SHOE CARNIVAL, INC.


                                By:     /S/ MARK L. LEMOND

                                        Mark L. Lemond,  President and
                                        Chief Executive Officer

                             POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes Mark L. Lemond and W. Kerry Jackson, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Mark L. Lemond and W. Kerry Jackson, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.


SIGNATURE                 TITLE                                 DATE

/S/ J. WAYNE WEAVER       Chairman of the Board                 JULY 6, 1999
J. WAYNE WEAVER           and Director

/S/ MARK L. LEMOND        President, Chief Executive Officer    JULY 6, 1999
MARK L. LEMOND            and Director (Principal
                          Executive Officer)

/S/ W. KERRY JACKSON      Vice President, Chief Financial       JULY 6, 1999
W. KERRY JACKSON          Officer and Treasurer
                          (Principal Financial Officer
                          and Treasurer (Principal
                          Accounting Officer)

/S/ WILLIAM E. BINDLEY    Director                              JULY 6, 1999
WILLIAM E. BINDLEY

/S/ GERALD W. SCHOOR      Director                              JULY 6, 1999
GERALD W. SCHOOR
                             INDEX TO EXHIBITS

EXHIBIT    DESCRIPTION OF EXHIBIT
NO.

4.1        Restated Articles of Incorporation of Registrant  (The copy of this
           Exhibit filed as Exhibit 3.1 to the Company's Current Report on
           Form 8-K dated July 17, 1996 is incorporated by reference.)

4.2        Articles of Amendment of Restated Articles of Incorporation of the
           Registrant (The copy of this Exhibit filed as Exhibit 3.A(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended
           August 1, 1998 is incorporated by reference.)

4.3 By-Laws of Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 3-B to the Company's Quarterly Report on
           Form 10-Q for the quarter ended November 2, 1996 is incorporated by reference.)

4.4 Shoe Carnival, Inc. Outside Directors Stock Option Plan, as amended to date.

5 Opinion of Baker & Daniels, counsel for Registrant, as to the legality of the securities being registered.

23.1       Consent of Deloitte & Touche LLP.
23.2 Consent of Baker & Daniels (included in Baker & Daniels Opinion filed as Exhibit 5).

24         Power of Attorney (included on the Signature Page of the
           Registration Statement).